Exhibit Q

BENEFICIAL OWNERSHIP OF THE REPORTING PERSONS IN THE SECURITIES OF

POWER SOLUTIONS INTERNATIONAL, INC.

The aggregate number of securities and percentage of the class of securities of the Issuer beneficially owned by each Reporting Person, as well as the number of securities as to which such person is deemed to have sole power to vote or to direct the vote, shared power to vote or to direct the vote, sole power to dispose or to direct the disposition, shared power to dispose or direct the disposition, is set forth in the following table:

	Number of Shares
	Shares Beneficially	Power to Vote		Power to Dispose		Percent
Reporting Person	Owned	Sole	Shared(1)	Sole	Shared(1)	of Class (2)
Weichai America	11,211,841	0	11,211,841	0	11,211,841	48.7%
Weichai Power	11,211,841	0	11,211,841	0	11,211,841	48.7%
SHIG	11,211,841	0	11,211,841	0	11,211,841	48.7%
Total(3) (all Reporting Persons)	11,211,841	0	11,211,841	0	11,211,841	48.7%

(1)	Weichai America is the direct and record owner of 11,211,841 shares of Common Stock and shares the power to vote and the power to dispose of all of such shares of Common Stock with Weichai Power and SHIG by virtue of the fact that Weichai Power is Weichai America’s parent company, and Weichai Power is controlled by SHIG. SHIG holds less than 20% of the shares in Weichai Power but is able to exercise influence over Weichai Power by virtue of its status as the largest shareholder of Weichai Power and representatives or designees of SHIG currently comprise a majority of members of Weichai Power’s board of directors. From August 14, 2025 to August 15, 2025, Weichai America sold an aggregate of 251,983 shares of Common Stock in a series of open-market transactions pursuant to Rule 144. Following the Sales, the number of shares beneficially owned by the Reporting Persons represents 11,211,841 shares of Common Stock, and that the Reporting Persons together with all affiliates of the Reporting Persons hold an aggregate number of shares of Common Stock equal to 48.7% of the shares of Common Stock outstanding.

(2)	The beneficial ownership percentage is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information from the Issuer’s Quarterly Report on Form 10-Q filed on August 8, 2025 that, as of July 31, 2025, there were 23,029,846 shares of Common Stock outstanding.

(3)	The Reporting Persons disclaim membership in a group.